EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of October 23, 2002 by and among Vital Living, Inc., ("PURCHASER"), MAF Bionutritionals, LLC, a New Jersey limited liability company, (the "COMPANY"), and William A. Coppel ("Coppel") personally and as representative (the "REPRESENTATIVE") of Kenneth Martin ("Martin"), Phillip B. Maffetone ("Maffetone") Leslie C. Quick, III ("L. Quick"), Thomas C. Quick ("T. Quick") and Kenneth Glah ("Glah"). Coppel, Maffetone, and Martin are referred to as the "INDEMNIFYING SHAREHOLDERS" and Coppel, Maffetone, Martin, L.Quick, T. Quick and Glah are referred to as the "SELLING SHAREHOLDERS.

                                    RECITALS

        A. The Selling Shareholders own, or will own as of the Closing (as defined below) an aggregate of 100% Membership Interests of the of the Company (the "INTERESTS"), such Interests representing all of the outstanding equity of the Company.

        B. The Selling Shareholders wish to sell, and Purchaser wishes to purchase, the Interests for the consideration set forth in Article II hereof (the "PURCHASE PRICE").

        C. The Company, the Indemnifying Shareholders and Purchaser desire to make certain representations and warranties and other agreements in connection with the transactions contemplated hereby.

        D. At the Closing, the appropriate parties hereto shall execute (i) employment agreements, restated employment agreements or amendments to employment agreements, as the case may be, with each of Coppel, Maffetone, Brad Edson, and Stuart Benson, containing the terms and conditions substantially set forth on Exhibit B (collectively, the "Employment Agreements") ; (ii) that certain Shareholders Agreement by and among Coppel, Maffetone, Martin, L. Quick,
T. Quick and Glah on the one hand and Edson, Benson, Hannah and Gerst, on the other hand (the "Shareholders Agreement") substantially in the form attached hereto as Exhibit C; and ( iii) the Securities Escrow Agreement, substantially in the form attached hereto as Exhibit C, relating to the escrow of a portion of the Purchaser Securities (as defined below) which shall serve as collateral in respect of the indemnification obligations set forth herein and therein ( the Employment Agreements, the Shareholders' Agreement, and the Securities Escrow Agreement, are collectively, the "RELATED AGREEMENTS").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                            THE SALE OF THE INTEREST

        1.1 The Sale of the Interests. (a) At the Closing (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Selling Shareholders agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Selling Shareholder, such number of the Interests as set forth on Schedule 1.1 hereto, which in the aggregate constitute all of the outstanding capital stock of the Company for the consideration (the "PURCHASE PRICE") set forth in Article II hereof, subject to the provisions contained herein.

        1.2 Closing; Closing Date. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the transactions contemplated hereby (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Purchaser unless another place or time is agreed to in writing by Purchaser and the Selling Shareholders. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE."

        1.3 Delivery. At the Closing, the Selling Shareholders will deliver to the Purchaser a certificate or certificates, registered in the Selling Shareholder's name, representing all of the Interests owned by the Selling Shareholder, duly endorsed for transfer, against delivery of the Purchase Price in accordance with Article II hereof.

        1.4 Related Agreements. At the Closing, the applicable parties shall execute the Related Agreements.

        1.5 Tax Consequences. The Company is a limited liability company that has elected to be taxed as an association taxable as a corporation. The parties intend the sale of the Interests to qualify as a tax free reorganization under Internal Revenue Code Section 368(a)(1)(B).

                                   ARTICLE II

                  CONSIDERATION TO BE PAID AND RELATED MATTERS

        2.1 Closing Purchase Price. Subject to the terms and conditions set forth herein, including but not limited to Section 2.2, in consideration for the sale of the Interests, Purchaser will deliver at the Closing the following consideration (collectively, the "CLOSING PURCHASE PRICE"): a certificate or certificates representing in the aggregate 2,500,000 shares of Common Stock of the Purchaser (the "Purchaser Securities") registered in the names indicated on
Schedule 2.1.

        2.2 Escrowed Shares. It shall be a condition precedent to the issuance of the Purchaser Securities as provided in Sections 2.1 that the Selling Shareholders shall have executed a Securities Escrow Agreement, substantially in the form attached hereto as Exhibit D. On the Closing Date, 50% of the Purchaser Securities (or 1,250,000 shares of the Purchaser's Common Stock) shall be delivered to Mercantile National Bank (or such other transfer agent as may be mutually acceptable (the "ESCROW AGENT")] for the purposes of securing Selling Shareholders' indemnity obligations under Article VIII hereof and effecting the adjustments set forth in Sections 2.3.

        2.3 Initial Release From Escrow; Adjustment for Change in Shareholder's Equity or Diminution of Current Assets. Upon the Company providing to the Purchaser the audited financial statements (balance sheets, income statements, statements of stockholders' equity and cash flows) for the two years ended December 31, 2001 and unaudited financial statements for the nine months ended September 30, 2002, in a form acceptable for filing on an A/8-k or Form 10-Q, as applicable, then, as more fully provided in the Securities Escrow Agreement, the Escrow Agent shall release up to 1,000,000 shares of the Purchaser Securities; provided however, the Escrow Agent shall retain, as more fully provided in the Securities Escrow Agreement, one share of Common Stock for each dollar in the unaudited shareholders' equity deficit for the Company as of October 15, 2002 is greater than a deficit of $650,000 (the "Retained Shares"). The Retained Shares shall be returned to the Purchaser concurrently with the release to the Selling Shareholders of the 1,000,000 shares of the Purchaser Securities as set forth herein. For the avoidance of doubt, after the disbursement of the 1,000,000 shares of Purchaser Securities (or such lesser number as may be disbursed as herein and therein provided), at least 250,000 shares of Purchaser Securities shall remain in the Escrow Account.

        2.4 Restrictions on Transferability. Other than intra family transfers, the Purchaser Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT").

        2.5 Restrictive Legend. Each certificate representing the Purchaser Securities shall (unless otherwise permitted by the provisions of the Shareholders Agreement and Section 2.6 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

               THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

               Each Holder consents to the Purchaser's making a notation on its records and giving instructions to any transfer agent for the Purchaser Securities in order to implement the restrictions on transfer established in this Agreement.

        2.6 Notice of Proposed Transfers. The holder of each certificate representing Purchaser Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.6. After release of Purchaser Securities from the Securities Escrow Agreement, Selling Shareholders may freely transfer such Purchaser Securities in the United States. Prior to any proposed sale, assignment, transfer or pledge of any Purchaser Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Purchaser Securities by a shareholder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Purchaser of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Purchaser addressed to the Purchaser, to the effect that the proposed transfer of the Purchaser Securities may be effected without registration under the Securities Act, whereupon the holder of such Purchaser Securities shall be entitled to transfer such Purchaser Securities in accordance with the terms of the notice delivered by the holder to the Purchaser. It is agreed that the Purchaser will not request an opinion of counsel for the holder for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of the Purchaser. Each certificate evidencing the Purchaser Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.5 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Purchaser such legend is not required in order to establish compliance with any provision of the Securities Act.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                        AND THE INDEMNIFYING SHAREHOLDERS

        The Indemnifying Shareholders represent and warrant to Purchaser, subject to the exceptions specifically disclosed in the disclosure schedule, set forth as Exhibit I hereto, (referencing the appropriate section number) supplied by the Company (the "COMPANY DISCLOSURE SCHEDULE"), as set forth below.

        3.1 Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of State of New Jersey. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is not, and is not required to be, duly qualified to do business as a foreign corporation in any other jurisdiction. The Company has delivered a true and correct copy of its Certificate of Formation and Operating Agreement as amended to date, to Purchaser or its counsel.

        3.2 Company Capital Structure.

               (a) The authorized equity of the Company consists of those Interests which are referenced in the Company Disclosure Schedule, of which Interests are all issued and outstanding. All of the Company's outstanding Interests are held by the Selling Shareholders.

               (b) All outstanding Interests of the Company are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with all applicable federal and state securities laws, and are not subject to preemptive rights created by statute, the Certificate of Formation and Operating Agreement as amended to date of the Company or any agreement to which the Company is a party or by which it is bound.

               (c) Other than as disclosed on Schedule 3.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Interests of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement regarding its capital stock.

        3.3 Subsidiaries. The Company's has no subsidiaries, partnerships, joint ventures and other entities which the Company has an equity interest (individually, a "SUBSIDIARY", and collectively, the "SUBSIDIARIES"). The Company does not own and has not owned any interest, beneficially or of record, any corporation, partnership, joint venture or organization, whether incorporated or unincorporated.

        3.4 Authority. The Company and the Indemnifying Shareholders have all requisite power and authority to enter into this Agreement and the Related Agreements (collectively, the "TRANSACTION AGREEMENTS"), as applicable, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Managing Members and the Indemnifying Shareholders, as the case may be, have duly approved the Transaction Agreements, as applicable. This Agreement has been duly executed and delivered, and the other Transaction Agreements, when delivered, will have been duly executed and delivered by the Company and the Indemnifying Shareholders, as applicable, and constitute the valid and binding obligation of the Company and the Indemnifying Shareholders, as applicable, enforceable in accordance with their terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Company does not, and, as of the Closing Date will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation of the Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company (so as not to create or cause any Conflict), is required by or with respect to the Company in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated hereby, except for the requirements of (i) notification pursuant to the Hart-Scott-Rodino Improvements Act of 1976, (ii) the expiration of the applicable waiting period and (iii) such other filings as have been made as of the Closing Date.

        3.5 Financial Statements.

                      (a) Schedule 3.5 of the Company Disclosure Schedule includes the Company's unaudited consolidated financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal year ending December 31, 2001 (the "12/31 STATEMENTS") and the Company's unaudited consolidated financial statements (balance sheets, income statement and statement of cash flow) as of and for the nine months ended September 30, 2002 (the "9/30 STATEMENTS") (collectively, the "FINANCIAL STATEMENTS"). With respect to the 12/31 Statements, except for customary year end adjustments (which, to the Indemnifying Shareholders' knowledge, were not material in amount when taken as a whole) the Statements are complete and correct and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. With respect to the 9/30 Statements, they do not contain the notes necessary to be in accordance with GAAP and are subject to certain material adjustments. The 9/30 Statements are true, complete and correct in all material respects. The 12/31 Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein except for year end adjustments which will be accrued and prorated. The unaudited balance sheet of the Company as of December 31, 2001 is hereinafter referred to as the "YEAR END BALANCE SHEET." The unaudited balance sheet of the Company as of September 30, 2002 is hereinafter referred to as the "INTERIM UNAUDITED BALANCE SHEET."

                      (b) To the best knowledge of the Indemnifying Shareholders, except for obligations incurred in the ordinary course of business which are not material and not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Unaudited Balance Sheet (as defined below), or (ii) have not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the Unaudited Balance Sheet, or (iii) has not arisen in the ordinary course of the Company's business since the date of the Unaudited Balance Sheet.

        3.6 Deferred Compensation. Schedule 3.6 of the Company Disclosure Schedule lists the names of Company employees, directors and consultants and the amount of money each is entitled to receive from the Company as a result of deferred compensation, bonuses, profit participation by employees of the Company or Company expenses payable to the employee, director or consultant. Other than the names and amounts listed in Schedule 3.6 of the Company Disclosure Schedule, no other compensation is owed by the Company to the employees, directors or consultants of the Company other than ordinary payroll payable by the Company at the end of each pay period.

        3.7 No Changes. Except as disclosed on Schedule 3.7 of the Company Disclosure Schedule, since September 30, 2002, there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on that date;

               (b) individual capital expenditure or commitment by the Company exceeding $25,000;

               (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance) which individually exceeds $25,000;

               (d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company's senior management is aware or other unlawful labor practice or action;

               (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

               (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the Unaudited Balance Sheet;

               (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company's capital stock, or any split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for Interests of the capital stock of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any Interests of the Company's capital stock (or options, warrants, or other rights exercisable therefor);

               (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

               (i) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date;

               (j) material amendment, termination or violation, or any threat thereof, of any distribution agreement, sales agency agreement or any material contract, agreement or license to which the Company is a party or by which it is bound other than amendment or termination by the Company pursuant to the terms thereof in the ordinary course of business;

               (k) loan by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

               (l) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

               (m) issuance, exemption or sale by the Company of any its Interests, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of rights previously granted to purchase Interests in the Company;

               (n) transactions by the Company with any of its officers, directors or employees (other than payment of compensation paid in the ordinary course) or with any persons or entities affiliated with any of its officers, directors or employees paid in the ordinary course;

               (o) any notice of the occurrence of any of the things described in the preceding clauses (a) through (n);

               (p) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (n) (other than by negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

        3.8 Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Matters.

                      (i) The Company, as of the Closing Date, will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements, elections, declarations and reports (collectively the "RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) The Company as of the Closing Date will have paid or accrued all Taxes it is required to pay or accrue and (B) the Company will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

                      (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or to the Indemnifying Shareholders' knowledge proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Company's Interim Unaudited Balance Sheet, whether asserted or unasserted, contingent or otherwise, it being acknowledged that the Purchaser is assuming such liability.

                      (vi) The Company has made available to Purchaser or its representatives copies of all foreign, federal and state income and all state sales and use Returns filed since inception.

                      (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                      (viii) The Indemnifying Shareholders have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                      (ix) None of the Company's assets are treated as "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code.

                      (x) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 404 of the Code.

                      (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code
or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xiii) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897(c)(2) of the Code.

        3.9 Restrictions on Business Activities. Except as disclosed on Schedule 3.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

        3.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment and Inventory.

               (a) Schedule 3.10(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company (collectively, the "REAL PROPERTY"), the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company does not own any real property.

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, free and clear of any Liens (as defined in Section 3.8(b)(vii)), except (i) as reflected in the Company' Interim Unaudited Balance Sheet, (ii) for liens for taxes not yet due and payable and such imperfections of title, (iii) for encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and (iv) all Liens on any asset of the Company, as set forth on Schedule 3.10(b) of the Company Disclosure Schedule.

        3.11 Intellectual Property. Schedule 3.11 of the Company Disclosure Schedule sets forth a complete list of all patents or patents pending or any trademark, tradenames, service mark (the "Company Intellectual Property Rights"), and any applications therefor in respect of any of the foregoing, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. No claims with respect to the Company Intellectual Property Rights have been asserted against the Company, nor to the knowledge of the Indemnifying Shareholders are threatened against the Company or have been asserted or threatened against a third party, nor is the Company aware, except as disclosed on Schedule 3.11, of any reasonable basis for any claims (i) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or (ii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of Indemnifying Shareholders, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights owned by the Company by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market other than as set forth in Schedule 3.9.

        3.12 Agreements, Contracts and Commitments. Except as set forth in
Section 3.12 of the Company Disclosure Schedule, the Company does not have continuing obligations under, is not a party to nor is it bound by:

               (a) any collective bargaining agreements;

               (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, other than as contemplated herein or in the Employment Agreements (as defined below);

               (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

               (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

               (f) any fidelity or surety bond;

               (g) any lease of personal property having annual lease payments individually in excess of $25,000;

               (h) any agreement of indemnification or guaranty other than in the ordinary course of business;

               (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

               (j) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000;

               (k) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (l) any purchase order or contract for the purchase of raw materials involving $25,000 or more;

               (m) any construction contracts;

               (n) any agreement, contract or commitment, including distribution or agency or sales representative agreements, with any party which, during the last two fiscal years of the Company, accounted for, or is expected to account during the Company's current fiscal year, for more than 5% of the Company's revenue or trade payables;

               (o) any agreement for the granting of any distribution right by the Company to any other party; or

               (p) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof in an individual amount in excess of $25,000.

        The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment set forth in
Schedule 3.12 of the Company Disclosure Schedule, or (ii) any other material agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12 of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto, other than late payments, nonpayment. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the transactions contemplated by this Agreement, other than any consent required by Section 3.24, or as are required or advisable in order to remain in effect without modification after the transactions contemplated by this Agreement. Each Contract requiring any consent, waiver or third-party approval as a result of the transaction contemplated by this Agreement is disclosed in Schedule 3.12 of the Company Disclosure Schedule. Neither the execution of this Agreement nor consummation of the transactions contemplated hereby will cause any default or breach under any Contract, including without limitation any key man clause in any Contract, or the acceleration of any payment obligation of the Company.

        3.13 Interested Party Transactions. Except as set forth in Schedule 3.13, no officer, director or, the Indemnifying Shareholders' knowledge, employee or stockholder (nor, to the Indemnifying Shareholders' knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.13 of the Company Disclosure Schedule.

        3.14 Governmental Authorization. Schedule 3.14 of the Company Disclosure Schedule accurately lists each material consent, license, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        3.15 Litigation. Other than as set forth in the Financial Statements or on Schedule 3.15, there is no action, suit, claim or proceeding of any nature pending, or to Indemnifying Shareholders' knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. There is no investigation pending or, to the Indemnifying Shareholders' knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        3.16 Accounts Receivable; Inventory.

               (a) Set forth in Schedule 3.16 of the Company Disclosure Schedule is a list of all accounts receivable of the Company reflected on the Interim Unaudited Balance Sheet ("ACCOUNTS RECEIVABLE").

               (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any Lien on any of such Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

        3.17 Minute Books. The minute books of the Company and the Subsidiaries, made available to counsel for Purchaser, are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

        3.18 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than as set forth in Schedule 3.18.

        3.19 Employee Benefit Plans and Compensation.

               (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder;

                      (ii) "EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "EMPLOYEE" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                      (iii) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                      (iv) "EMPLOYEE AGREEMENT" shall refer to each employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee;

                      (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (vi) "IRS" shall mean the Internal Revenue Service;

                      (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "MULTIEMPLOYER PLAN," as defined in Section 3(37) of ERISA; and

                      (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "EMPLOYEE PENSION BENEFIT PLAN," within the meaning of Section 3(2) of ERISA.

               (b) Except as disclosed on Schedule 3.9(b) of the Company Disclosure Schedule, the Company does not maintain an Employee Plan or participate in an Multiemployer Plan.

               (c) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (d) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (g) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Indemnifying Shareholders, threatened. The Company is not involved in or, to the knowledge of the Indemnifying Shareholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        3.20 Insurance. Schedule 3.20 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds, if any, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Indemnifying Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        3.21 Permits. Schedule 3.21 of the Company Disclosure Schedule sets forth a list of all material permits (including without limitation those relating to the occupancy or use of real property) issued to or held by the Company. Such listed permits are the only permits that are required for the Company to conduct its business as presently conducted and as currently proposed to be conducted, except for those the absence of which would not have a material adverse effect on the business of the Company as currently conducted. Each such permit is in full force and effect and, to the best knowledge of the Indemnifying Shareholders, no suspension or cancellation of such permit is threatened, and the Indemnifying Shareholders are not aware of any basis for believing that such permit will not be renewable upon expiration.

        3.22 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        3.23 Complete Copies of Materials. Each document (or summary of same) that has been provided by the Company in response to a request by Purchaser or its counsel is true and complete in all material respects (except as specifically noted thereon or as superceded by later documents).

        3.24 Consents. There are no consents, waivers, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentability, agency or commission ("GOVERNMENTAL ENTITY") (so as not to trigger any Conflict), required by or with respect to the Company in connection with the execution and delivery of this Agreement and Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable securities laws thereby.

        3.25 Representations Complete. None of the representations or warranties made by the Company or the Indemnifying Shareholders (as modified by the Company Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or of the Indemnifying Shareholders pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company and the Selling Shareholders, subject to the exceptions specifically disclosed in the disclosure schedule, set forth as Exhibit J hereto, (referencing the appropriate section number) supplied by the Purchaser (the "PURCHASER DISCLOSURE SCHEDULE"), as set forth below.
 as follows:

        4.1 Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in Arizona and each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.


        4.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 Capital Structure.

(a) As of September 30, 2002, the capital stock of Purchaser consisted of 16,184,116 shares of Common Stock issued and outstanding, including 2,500,000 shares to be issued in connection with the closing of this Transaction, and of 3,712,000 shares of Series A Preferred Stock. The Series A Stock is convertible into shares of Common Stock as follows: each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time following the first anniversary of the date of issuance of such share and on or prior to the fifth (5th) day prior to the Redemption Date (as defined in the Series A Certificate at a Conversion Price determined as follows:

                      (i) If the Series A is converted between the first anniversary and prior to the fifteenth (15th) month from the date of issuance, the Conversion Price per share shall be equal to the Original Series A Issue Price; or

                      (ii) If following the fifteenth (15th) month from the date of issuance the Common Stock is publicly traded on NASDAQ, the Over-the-Counter Bulletin Board or other national stock exchange, the Conversion Price shall be 60% of the average closing price of the Common Stock for the 30 days prior to the date of conversion ("Trading Conversion Price"), however, in no event shall the Conversion Price be less than the

                             Original Series A Issue Price.

Each share of Series A Stock shall automatically be converted into shares of the Purchaser's Common Stock on the first day of the eighteenth (18th) month following the original issue date of the Preferred Stock, at a Conversion Price equal to the greater of the Trading Conversion Price or the Original Series A Issue Price.

          In addition, for every five shares of Preferred Stock converted to Common Stock, we granted the shareholder one warrant (the "Series A Warrants"). All Series A Warrants are exercisable after 1 year from grant at a price of $2.00 per share.

        The Purchaser has also authorized the issuance of (i) 4,500,000 shares of Common Stock under the Purchaser's two stock option plans, (ii) 5,012,400 shares of Common Stock under previously issued warrants and options.

               (b) The Purchaser Securities to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, non-assessable. All shares of the Purchaser's Common Stock and Preferred Stock previously issued have been duly authorized, validly issued, fully paid, non-assessable.

               (c) The Purchaser's has no subsidiaries, partnerships, joint ventures and other entities which the Purchaser has an equity interest (individually, a "SUBSIDIARY", and collectively, the "SUBSIDIARIES"). The Purchaser does not own and has not owned any interest, beneficially or of record, any corporation, partnership, joint venture or organization, whether incorporated or unincorporated.

        4.4 Authority. The Purchaser has all requisite power and authority to enter into this Agreement and the Related Agreements (collectively, the "TRANSACTION AGREEMENTS"), as applicable, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. The Purchaser's Board of Directors has duly approved the Transaction Agreements, as applicable. This Agreement has been duly executed and delivered, and the other Transaction Agreements, when delivered, will have been duly executed and delivered by the Purchaser and constitute the valid and binding obligation of the Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Purchaser does not, and, as of the Closing Date will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation of the Purchaser, as amended, or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument applicable to the Purchaser or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Purchaser (so as not to create or cause any Conflict), is required by or with respect to the Purchaser in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated hereby, except for the requirements of (i) notification pursuant to the Hart-Scott-Rodino Improvements Act of 1976, (ii) the expiration of the applicable waiting period and (iii) such other filings as have been made as of the Closing Date.

               4.5 No Undisclosed Liabilities.

               To the best knowledge of the Purchaser, except for obligations incurred in the ordinary course of business which are not material and not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Purchaser does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Purchaser's financial statements as filed in the Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Purchaser's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002), or (ii) have not been specifically described in this Agreement or in the Purchaser Disclosure Schedule and specifically identified herein or therein as not being included in the Unaudited Balance Sheet, or (iii) has not arisen in the ordinary course of the Purchaser's business since the date of the Unaudited Balance Sheet.

        4.6 Deferred Compensation. Schedule 4.6 of the Purchaser Disclosure Schedule lists the names of Purchaser employees, directors and consultants and the amount of money each is entitled to receive from the Purchaser as a result of deferred compensation, bonuses, profit participation by employees of the Purchaser or Purchaser expenses payable to the employee, director or consultant. Other than the names and amounts listed in Schedule 4.6 of the Purchaser Disclosure Schedule, no other compensation is owed by the Purchaser to the employees, directors or consultants of the Purchaser other than ordinary payroll payable by the Purchaser at the end of each pay period.

        4.7 No Changes. Except as disclosed on Schedule 4.7 of the Purchaser Disclosure Schedule, since June 30, 2002, there has not been, occurred or arisen any:

               (a) transaction by the Purchaser except in the ordinary course of business as conducted on that date;

               (b) individual capital expenditure or commitment by the Purchaser exceeding $25,000;

               (c) destruction of, damage to or loss of any material assets, business or customer of the Purchaser (whether or not covered by insurance) which individually exceeds $25,000;

               (d) labor trouble or claim of wrongful discharge of which the Purchaser has received written notice or of which the Purchaser's senior management is aware or other unlawful labor practice or action;

               (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Purchaser;

               (f) revaluation by the Purchaser of any of its assets other than depreciation as required by GAAP and reflected on the Unaudited Balance Sheet;

               (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Purchaser's capital stock, or any split, combination or reclassification of any of the Purchaser's capital stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for Interests of the capital stock of the Purchaser, or the repurchase, redemption or other acquisition, directly or indirectly, of any Interests of the Purchaser's capital stock (or options, warrants, or other rights exercisable therefor);

               (h) increase in the salary or other compensation payable or to become payable by the Purchaser to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Purchaser, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

               (i) sale, lease, license or other disposition of any of the assets or properties of the Purchaser, except in the ordinary course of business as conducted on that date;

               (j) material amendment, termination or violation, or any threat thereof, of any distribution agreement, sales agency agreement or any material contract, agreement or license to which the Purchaser is a party or by which it is bound other than amendment or termination by the Purchaser pursuant to the terms thereof in the ordinary course of business;

               (k) loan by the Purchaser to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Purchaser of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Purchaser of any indebtedness, issuance or sale of any debt securities of the Purchaser or guaranteeing of any debt securities of others;

               (l) waiver or release of any material right or claim of the Purchaser, including any write-off or other compromise of any account receivable of the Purchaser;

               (m) issuance, sale or exemption by the Purchaser of any of its Interests of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of rights previously granted to purchase Interests of the Purchaser's capital Stock;

               (n) transactions by the Purchaser with any of its officers, directors or employees (other than payment of compensation paid in the ordinary course) or with any persons or entities affiliated with any of its officers, directors or employees paid in the ordinary course;

               (o) any notice of the occurrence of any of the things described in the preceding clauses (a) through (n);

               (p) negotiation or agreement by the Purchaser or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (n) (other than by negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

        4.8 Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Matters.

                      (i) The Purchaser, as of the Closing Date, will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements, elections, declarations and reports (collectively the "RETURNS") relating to any and all Taxes concerning or attributable to the Purchaser or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) The Purchaser as of the Closing Date will have paid or accrued all Taxes it is required to pay or accrue and (B) the Purchaser will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

                      (iii) The Purchaser has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed against the Purchaser, nor has the Purchaser executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Purchaser is presently in progress, nor has the Purchaser been notified of any request for such an audit or other examination.

                      (v) The Purchaser does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Purchaser Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                      (vi) The Purchaser has made available to the Company or its representatives copies of all foreign, federal and state income and all state sales and use Returns filed since January 1, 2001.

                      (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Purchaser relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                      (viii) The Purchaser has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Purchaser.

                      (ix) None of the Purchaser's assets are treated as "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code.

                      (x) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Purchaser that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 404 of the Code.

                      (xi) The Purchaser has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Purchaser.

                      (xii) The Purchaser is not a party to a tax sharing or allocation agreement nor does the Purchaser owe any amount under any such agreement.

                      (xiii) The Purchaser is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897(c)(2) of the Code.

        4.9 Restrictions on Business Activities. Other than agreements entered into in the ordinary course of business and except as provided in Schedule 4.9 of the Purchaser Disclosure Schedule, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Purchaser is a party or otherwise binding upon the Purchaser which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Purchaser, any acquisition of property (tangible or intangible) by the Purchaser or the conduct of business by the Purchaser.

        4.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment and Inventory.

               (a) Schedule 4.10(a) of the Purchaser Disclosure Schedule sets forth a list of all real property currently leased by the Purchaser (collectively, the "REAL PROPERTY"), the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Purchaser does not own any real property.

               (b) The Purchaser has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets as defined below free and clear of any Liens (as defined in Section 4.8 (b)(vii)), except (i) as reflected in the Purchaser Financial Statements, (ii) for liens for taxes not yet due and payable and such imperfections of title, (iii) for encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and (iv) all Liens on any asset of the Purchaser, as set forth on Schedule 4.10(b) of the Purchaser Disclosure Schedule.

        4.11 Intellectual Property. Schedule 4.11 of the Purchaser Disclosure Schedule sets forth a complete list of all patents or patents pending or any trademark, tradenames, service marks and copyrights (the "Purchaser Intellectual Property Rights"), and any applications therefor in respect of any of the foregoing, included in the Purchaser Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Purchaser Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. No claims with respect to the Purchaser Intellectual Property Rights have been asserted against the Purchaser, nor are threatened against the Purchaser or have been asserted or threatened against a third party, nor is the Purchaser aware, except as disclosed on Schedule 4.11, of any reasonable basis for any claims (i) against the use by the Purchaser of any distribution rights, trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Purchaser's business as currently conducted or (ii) challenging the validity, effectiveness, or ownership by the Purchaser of any of the Purchaser Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Purchaser are valid and subsisting. To the knowledge of Purchaser, there is no unauthorized use, infringement or misappropriation of any of the Purchaser Intellectual Property Rights owned by the Purchaser by any third party, including any employee or former employee of the Purchaser. No Purchaser Intellectual Property Right or product of the Purchaser is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Purchaser. The Purchaser has not entered into any agreement under which the Purchaser is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market other than the Purchaser's distribution agreements, as set forth on Schedule 4.9.

        4.12 Agreements, Contracts and Commitments. Except as set forth in
Section 4.12 of the Purchaser Disclosure Schedule, the Purchaser does not have continuing obligations under, is not a party to nor is it bound by:

               (a) any collective bargaining agreements;

               (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, other than as contemplated herein or in the Employment Agreements (as defined below);

               (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

               (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

               (f) any fidelity or surety bond;

               (g) any lease of personal property having annual lease payments individually in excess of $25,000;

               (h) any agreement of indemnification or guaranty other than in the ordinary course of business;

               (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Purchaser to engage in any line of business or to compete with any person;

               (j) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000;

               (k) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Purchaser's business;

               (l) any purchase order or contract for the purchase of raw materials involving $25,000 or more;

               (m) any construction contracts;

               (n) any agreement, contract or commitment, including distribution or agency or sales representative agreements, with any party which, during the last two fiscal years of the Purchaser, accounted for, or is expected to account during the Purchaser's current fiscal year, for more than 5% of the Purchaser's revenue or trade payables;

               (o) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof.

        The Purchaser has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment set forth in
Schedule 4.12 of the Purchaser Disclosure Schedule, or (ii) any other material agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 4.12 of the Purchaser Disclosure Schedule, is not subject to any default thereunder of which the Purchaser is aware by any party obligated to the Purchaser pursuant thereto, other than late payments, nonpayment. The Purchaser has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the transactions contemplated by this Agreement, other than any consent required by Section 4.24, or as are required or advisable in order to remain in effect without modification after the transactions contemplated by this Agreement. Each Contract requiring any consent, waiver or third-party approval as a result of the transaction contemplated by this Agreement is disclosed in Schedule 4.24 of the Purchaser Disclosure Schedule. Neither the execution of this Agreement nor consummation of the transactions contemplated hereby will cause any default or breach under any Contract, including without limitation any key man clause in any Contract, or the acceleration of any payment obligation of the Purchaser.

        4.13 Interested Party Transactions. Except as set forth in Schedule 4.13, no officer, director or employee or stockholder (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Purchaser furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Purchaser, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 4.13 of the Purchaser Disclosure Schedule.

        4.14 Governmental Authorization. Schedule 4.14 of the Purchaser Disclosure Schedule accurately lists each material consent, license, grant or other authorization issued to the Purchaser by a governmental entity (i) pursuant to which the Purchaser currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "PURCHASER AUTHORIZATIONS"), which Purchaser Authorizations are in full force and effect and constitute all Purchaser Authorizations required to permit the Purchaser to operate or conduct its business or hold any interest in its properties or assets.

        4.15 Litigation. Other than as set forth in the Financial Statements or on Schedule 4.15, there is no action, suit, claim or proceeding of any nature pending, or threatened against the Purchaser, its properties or any of its officers or directors, in their capacities as agents of the Purchaser. To the best knowledge of the Company, there is no investigation pending or, threatened against the Purchaser, its properties or any of its officers or directors, in their capacities as agents of the Purchaser by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Purchaser to manufacture, offer or sell any of its products in the present manner or style thereof.

        4.16 Accounts Receivable; Inventory.

               (a) Set forth in Schedule 4.16 of the Purchaser Disclosure
Schedule is a list of all accounts receivable of the Purchaser reflected on the Unaudited Balance Sheet ("ACCOUNTS RECEIVABLE").

               (b) All Accounts Receivable of the Purchaser arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any Lien on any of such Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

        4.17 Minute Books. The minute books of the Purchaser and the Subsidiaries, made available to counsel for Purchaser, are the only minute books of the Purchaser and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Purchaser.

        4.18 Brokers' and Finders' Fees. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than as set forth in
Schedule 4.18. Purchaser acknowledges the obligations to Paul Hickey set forth on Schedule 3.18.

        4.19 Employee Benefit Plans and Compensation.

               (a) Schedule. Schedule 4.19(b) of the Purchaser Disclosure Schedule contains an accurate and complete list of (i) each Employee of the Purchaser and each Employee's salary as of September __, 2002, and (ii) each Purchaser Employee Plan and each Employee Agreement. The Purchaser does not have any plan or commitment, whether legally binding or not, to establish any new Purchaser Employee Plan or Employee Agreement, to modify any Purchaser Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Purchaser Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Purchaser in writing, or as required by this Agreement), or to enter into any Purchaser Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (b) Maintenance Purchaser does not maintain any Employee Plan. The Purchaser does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. At no time has the Purchaser contributed to or been requested to contribute to any Multiemployer Plan.

               (c) No Post-Employment Obligations. No Purchaser Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Purchaser has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (d) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Purchaser Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (e) Employment Matters. The Purchaser (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (f) Labor. No work stoppage or labor strike against the Purchaser is pending or, to the best knowledge of the Purchaser threatened. The Purchaser is not involved in or, to the knowledge of the Purchaser threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Purchaser. Neither the Purchaser nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Purchaser. The Purchaser is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Purchaser.

        4.20 Insurance. Schedule 4.20 of the Purchaser Disclosure Schedule lists all insurance policies and fidelity bonds, if any, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Purchaser. There is no claim by the Purchaser pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Purchaser is otherwise in material compliance with the terms of such policies and bonds. Purchaser has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        4.21 Permits. Schedule 4.21 of the Purchaser Disclosure Schedule sets forth a list of all material permits (including without limitation those relating to the occupancy or use of real property) issued to or held by the Purchaser. Such listed permits are the only permits that are required for the Purchaser to conduct its business as presently conducted and as currently proposed to be conducted, except for those the absence of which would not have a material adverse effect on the business of Purchaser as presently conducted. Each such permit is in full force and effect and, to the best knowledge of the Purchaser, no suspension or cancellation of such permit is threatened, and the Purchaser is not aware of any basis for believing that such permit will not be renewable upon expiration.

        4.22 Compliance with Laws. The Purchaser has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        4.23 Complete Copies of Materials. Each document (or summary of same) that has been provided by the Purchaser in response to a request by the Company or its counsel is true and complete (except as specifically noted thereon).

        4.24 Consents. There are no consents, waivers, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentability, agency or commission ("GOVERNMENTAL ENTITY") (so as not to trigger any Conflict), required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable securities laws thereby.

        4.25 Representations Complete. None of the representations or warranties made by the Purchaser (as modified by the Purchaser Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Purchaser or any officer pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        4.26 No Conflict. The execution and delivery of this Agreement and any Related Agreements by Purchaser do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Amendment and Bylaws of the Purchaser, (ii) any material mortgage, indenture, or lease, to which Purchaser or any of their respective properties or assets are subject, (iii) any material permit, concession, franchise, or license to which Purchaser or any of their respective properties or assets are subject, or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or their respective properties or assets.

        4.27 Stock Exchange Documents; Purchaser Financial Statements; Other Representations. Purchaser has furnished, made available to the Company, or will make available when filed true and complete copies of Purchaser's (i) Annual Report for the year ended December 31, 2001, and (ii) Quarterly Report for the six month period ended June 30, 2002 as filed by it with the Securities and Exchange Commission (the "EXCHANGE DOCUMENTS"). As of their respective filing dates, the Exchange Documents complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as applicable (the "EXCHANGE Act") and none of the Exchange Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Exchanges. The financial statements of Purchaser, including the notes thereto, included in the Exchange Documents (the "PURCHASER FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements in effect at the time of filing of such Exchange Documents and with the published rules and regulations of the Securities and Exchange Commission with respect thereto in effect at the time of filing of such Exchange Document have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Purchaser at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There have been no material adverse changes in the business, operations, or financial condition of the Purchaser that are not reflected in such Exchange Documents or that have occurred since the period covered by the most recent of such Exchange Documents. At all times until all Purchaser Securities have been released from escrow, the Purchasers Exchange Documents, as of their respective filing dates, shall comply in all material respects with the requirements of the applicable regulations of the Exchange Act, as applicable and none of the Exchange Documents shall contain any untrue statement of a material fact or shall omit to state a material fact required to be stated therein necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Exchanges.

        4.28 Ongoing Filing Requirements. Purchasers shall file any Exchange Documents required to be filed when and as required by the Securities and Exchange Commission.

                                    ARTICLE V

                        CONDUCT PRIOR TO THE CLOSING DATE

        5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of the Company, on the one hand, and the Purchaser on the other hand, agree (except to the extent that the other shall otherwise consent in writing), to carry on their respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay their respective debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired their respective goodwill and ongoing businesses at the Closing Date. The Purchaser and the Company shall promptly notify each other of any event or occurrence or emergency not in the ordinary course of their respective business, and any material event involving either of them. Except as expressly contemplated by this Agreement, neither the Company nor the Purchaser shall, without the prior written consent of the other:

               (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 3.8 hereof;

               (b) Transfer to any person or entity any rights to their respective Intellectual Property;

               (c) Except in the ordinary course of business, enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or the Purchaser, as the case may be;

               (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedule or the Purchaser's Disclosure Schedule;

               (e) Commence any litigation;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Interests of capital stock of the Company, or shares of Common Stock of the Purchaser, or repurchase, redeem or otherwise acquire, directly or indirectly, any Interests of its capital stock (or options, warrants or other rights exercisable therefor);

               (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Interests of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such Interests or other convertible securities;

               (h) Cause or permit any amendments to its Operating Agreement or Articles of Incorporation or Bylaws, as the case may be;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

               (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

               (k) Except for borrowings consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices.

               (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

               (n) Except as disclosed on Schedule 3.19 of the Company Disclosure Schedule, adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except in connection with annual pay adjustment consistent with past practices which increases in the aggregate have been approved by Purchaser in writing and which for the Principal Shareholders have been approved by Purchaser;

               (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (p) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

               (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (r) Enter into any strategic alliance or joint marketing arrangement or agreement; or

               (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (r) above, or any other action that would prevent the Company or the Purchaser, as the case may be, from performing or cause the Company or the Purchaser not to perform its covenants hereunder.

        5.2 No Solicitation. Until the earlier of the Closing Date or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither the Company nor the Selling Shareholder will (nor will the Company or the Indemnifying Shareholders permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Purchaser and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Purchaser, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Purchaser, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (d) or make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Purchaser.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by the Transaction Agreements for the purpose of securing to the parties hereto the benefits contemplated by the Transaction Agreements.

        6.2 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby, including effecting the appointments and designations in
Section 6.3 and 6.4 below.

        6.3 Board of Directors and Officers of the Company. Effective as of the Closing Date:

               (a) The Purchaser's Board of Directors shall consist of Brad Edson, William Coppel, Stuart Benson, Don Hannah, Leslie C. Quick III, Robert Eide, and Carson Beadle.

               (b) The Purchaser's officers shall consist of Brad Edson, as Chairman and CEO, William Coppel as President and COO and Stuart Benson as Vice-Chairman and Executive Vice President, Secretary and Treasurer. The employment agreement with Coppel shall provide Coppel shall have the authority to review all employment arrangements of subordinates for purposes of determining their retention after the consummation of the transaction contemplated hereby,.

        6.4 Expenses. All fees and expenses incurred in connection with the transaction contemplated in any of the Transaction Agreements including, without limitation, all legal, accounting, financial advisory, consulting and all other transaction fees and expenses ("TRANSACTION EXPENSES") incurred by the Indemnifying Shareholders on behalf of the Company or Purchaser in connection with the negotiation and closing of the Transaction Agreements, shall be the obligation of the party incurring such Transaction Expenses, but shall ultimately be borne by the Purchaser.

        6.5 Release of Claims. Each of Coppel and the Indemnifying Shareholders agree that the consideration to be received by Selling Shareholder pursuant to this Agreement represents settlement in full of all outstanding obligations owed to Selling Shareholders by the Company or Purchaser, except those obligations to release the Interests pursuant to the terms as set forth in Article VIII hereof and the Securities Escrow Agreements including without limitation any obligations to Selling Shareholder pursuant to Selling Shareholders'(or any officer, agent or trustee of the Selling Shareholder) role as an officer or director of the Company, as applicable. The Selling Shareholder, the Company and Purchaser on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

               (a) any and all claims relating to or arising from any of Coppel's or any of the other Selling Shareholders' employment or directorial relationship with the Company and termination of that relationship;

               (b) any and all claims relating to, or arising from, the Indemnifying Shareholders' right to purchase, or actual purchase of Interests of stock of the Company;

               (c) any and all claims of wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the California Fair Employment and Housing Act;

               (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

               (f) any and all claims for attorney's fees and costs.

               The Company, Purchaser and the Indemnifying Shareholders agree that the release set forth in this Section 6.5 shall be and remain in effect in all respects as a complete and general release as to the matters released.

        6.6 Integration of Business. The Company hereby acknowledges that the Purchaser is subject to public reporting requirements in United States and therefore the Company will be subject to internal control, audit and corporate governance procedures generally required by publicly-traded corporations, as reasonably determined by Purchaser in its sole discretion.

                                   ARTICLE VII

                     CONDITIONS TO THE SALE OF THE INTEREST

        7.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated by the Transaction Agreements shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction contemplated hereby, which makes the consummation of such sales illegal.

               (b) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Selling Shareholder, Purchaser or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the transactions contemplated by the terms of this Agreement.

               (c) Government Approvals. Company and the Selling Shareholder shall have obtained all other consents and approvals required from governmental authorities for the consummation of the transactions contemplated by this Agreement.

               (d) Related Agreements. Each of the appropriate parties shall have executed the Related

Agreements, including the Employment Agreements, as well as all agreements effectuating the conditions set forth in Section 6.3 above.

               (e) Disclosure Schedules; Due Diligence . Each of Purchaser and the Company acknowledge and agree that the Company Disclosure Schedule, and any related due diligence material furnished to Purchaser, and the Purchaser Disclosure Schedule, and any related due diligence material furnished to Company, are preliminary in nature. Not more than seven days from the execution of this Agreement, Company shall furnish to Purchaser, and Purchaser shall furnish to the Company, final copies of such Disclosure Schedules and due diligence material. Not later than six business days from the receipt of such materials, Purchaser and Company shall notify each other whether there is a material adverse deviation from the information furnished concurrently with the execution of this Agreement, in which event this Agreement shall be deemed terminated. During such period, Purchaser shall have completed its due diligence investigation of the Company to Purchaser's satisfaction, including, but not limited to, a review and evaluation of the businesses and finances of the Company to determine the accuracy of the Financial Statements.

               (f) The Company shall have raised, in a private placement of its securities, no less than $700,000 on terms acceptable to the Company.

        7.2 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

               (a) Representations, Warranties, and Covenants. The representations and warranties of the Company and the Indemnifying Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date and the Company and the Indemnifying Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing Date.

               (b) Third Party Consents. Any and all material consents, waivers, and approvals listed in the Company Disclosure Schedule shall have been obtained.

               (c) Legal Opinion. Purchaser shall have received a legal opinion from Reed Smith LLP, legal counsel to the Company and Indemnifying Shareholders, in form and substance reasonably satisfactory to Purchaser and its counsel.

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since September 30, 2002, it being specifically agreed by the Purchaser that operating losses sustained by the Company shall not be deemed a material adverse change.

               (e) Certificate of the Company and the Indemnifying Shareholders. Purchaser shall have been provided with a certificate executed by the Indemnifying Shareholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Closing Date:

                      (i) all representations and warranties made by the Company and the Indemnifying Shareholders in this Agreement are true and correct in all material respects; and

                      (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

                      (iii) the provisions set forth in Section 7.2 (a), (b), and (e) have been satisfied.

               (f) Debt Conversions Other than the indebtedness related to the SBA loan from Commerce Bank, and the acquisition indebtedness related to the Company's purchase of Boulder Endurance Co. Inc., all indebtedness of the Company shall have been converted into equity in a manner acceptable to Purchaser and consistent with the terms of this Agreement.

               (g) No Adverse Business Trends. Purchaser shall have confirmed that the anticipated loss between the date hereof and the Closing Date has not materially increased (i.e., the actual loss is within 20% of the projected loss).

               (h) Necessary Approvals. Purchaser shall have received all requisite board, shareholder and creditor approval.

7.3 Additional Conditions to Obligations of Company and the Indemnifying Shareholders. The obligations of the Company and the Selling Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by all of the Company and the Selling Shareholder:

               (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Purchaser shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing Date.

               (b) Legal Opinion. The Indemnifying Shareholders shall have received legal opinions from Kelly Lytton & Vann LLP, legal counsel to Purchaser, in form and substance reasonably satisfactory to the Company and its counsel.

               (c) Certificate of the Purchaser. Company and the Selling Shareholder shall have been provided with a certificate executed on behalf of the Purchaser by an authorized officer to the effect that, as of the Closing
Date:

                      (i) all representations and warranties made by the Purchaser in this Agreement are true and correct in all material respects;

                      (ii) all covenants and obligations of this Agreement to be performed by the Purchaser on or before such date have been so performed in all material respects.

                      (iii) the conditions set forth in Section 7.2 (a) and (b) have been satisfied.

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Purchaser since June 30, 2002

               (e) Release of Guarantees. Purchaser shall enter into indemnification agreements in favor of Coppel and Maffetone, in form and substance satisfactory to Coppel and Maffetone, with respect to Coppel's guarantees on the SBA loan with Commerce Bank and Coppel's obligation in respect of the Company's acquisition of Boulder Endurance Co., Inc. Purchaser agrees to enter into agreements with each of those obligees to directly obligate the Purchaser in respect of such indebtedness, provided that nothing herein shall be deemed to obligate the payment of any additional consideration.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        8.1 Indemnification.

               (a) If the Closing has occurred, subject to the terms and conditions of this Article VIII, but notwithstanding anything to the contrary contained herein, the Indemnifying Shareholders, [jointly and severally] shall indemnify the Purchaser, and its respective officers, directors, agents and representatives (collectively, the "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation), offset or reduced by the amount of any insurance proceeds received by Purchaser in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Indemnifying Shareholder contained in this Agreement.

               (b) To secure the indemnification obligations of the Indemnifying Shareholder to the Indemnitees, the Purchaser Securities remaining in the Escrow Account provided for by the Securities Escrow Agreement after the disbursement contemplated by Section 2.3 shall be disbursed only in accordance with the provisions hereof and in such Securities Escrow Agreement. Indemnitee's Damages shall be limited as set forth in Section 8.5.

               (c) The Indemnifying Shareholders acknowledge that its indemnification obligations hereunder are solely in its capacity as a former shareholder of the Company, and, accordingly, the indemnification obligations in this Article VIII shall not entitle any current or former officer, director or employee of the Company to any indemnification from the Company pursuant to the Articles of Incorporation, or any agreement with the Company.

        8.2 Method of Asserting Claims.

               (a) Each Indemnitee shall give prompt written notice (the "CLAIM NOTICE") to the Representative as agent for the Indemnifying Shareholders, and the Escrow Agent of any claim or event known to it which gives rise or may give rise to a claim for indemnification hereunder by the Indemnitee against the Indemnifying Shareholders (an "INDEMNIFIABLE CLAIM"). The Claim Notice shall specify the nature and estimated amount of such Damages (the "CLAIMED AMOUNT"). The failure of any Indemnitee to give notice as provided in this Section 8.2 shall not relieve the Indemnifying Shareholders of their obligations under this
Article VIII, except to the extent that such failure has materially and adversely affected the rights of the Indemnifying Shareholders. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a party to this Agreement (a "THIRD-PARTY CLAIM"), the Indemnitee also shall give the Representative, as agent for the Indemnifying Shareholders, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by the Indemnitee.

               (b) Within 10 days after delivery of a Claim Notice, the Representative shall provide written notice (the "CERTIFICATE OF OBJECTION") to the Purchaser and the Escrow Agent of his objections, if any, to the Claim Notice.

                      (i) If the Representative fails to deliver the Certificate of Objection to Purchaser and the Escrow Agent within such time period, the Indemnitee shall be entitled to receive the Claimed Amount from the Escrow Account by cancellation of one share of the Purchaser Securities for each $1.00 of Claimed Amount.

                      (ii) If the Representative delivers a Certificate of Objection to the Escrow Agent, (it being understood that Escrow Agent may rely on such Certificate of Objection for the purposes of refusing to make any disbursement) then Purchaser Securities representing 150% of the Claimed Amount shall not be released from the Escrow Account until such time as (A) joint written instructions (the "JOINT INSTRUCTIONS"), executed by the Representative and Purchaser, are delivered to the Escrow Agent directing the Escrow Agent to the manner and amount of any disbursement to be made or (B) a certified copy of a judgment of a court of competent jurisdiction determining that an amount is due to Purchaser is delivered to the Escrow Agent.

        (c) Resolution of Conflicts.

                      (i) The Purchaser and the Representative shall attempt to resolve any dispute as to Joint Instructions in good faith in a person to person meeting. Each party agrees that it will not initiate any litigation against any other party regarding the subject matter of this Article VIII for at least sixty
(60) days following such person to person meeting except for (i) motions for a temporary restraining order or the other preliminary equitable relief and (ii) circumstances in which a delay for such period would result in such action being barred as a result of the relevant statute of limitations expiring. In the event any litigation is initiated in compliance with this Section 8.2(c)(i), the parties agree jointly to stipulate to the court that all proceedings in such action to be kept confidential. The Escrow Agent shall be entitled to act in accordance with any decision of the court and make or withhold payments out of the Escrow Account in accordance therewith.

                      (ii) If no agreement shall have been reached within 15 days after the person to person meeting, the parties shall seek mediation by a person mutually acceptable to the parties. The parties will use their best efforts to resolve conflicts in good faith by mediation.

                      (iii) Any litigation initiated pursuant to Section 8.2(c)(i) shall be brought in the federal court encompassing Newark, New Jersey. The non-prevailing party to any litigation shall pay its own expenses and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the litigation.

        8.3 Third Party Claims.

               (a) Except as otherwise provided in paragraph (c) below, the Representative, as agent for the Indemnifying Shareholders, may elect to compromise or defend, at the Indemnifying Shareholders' own expense and by the Indemnifying Shareholders' own counsel reasonably satisfactory to the Indemnitees, any Third-Party Claim; provided that (i) the Representative provides the Indemnitee with reasonable evidence that the Indemnifying Shareholders will have the financial resources to defend against such claim and fulfill its indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the Representative shall constitute an acknowledgment by the Indemnifying Shareholders of its obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article VIII. If the Representative, as agent for the Indemnifying Shareholders, elects to compromise or defend a Third-Party Claim, the Representative shall, within thirty (30) days of its receipt of the notice provided pursuant to Section 8.2(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), provide written notice to the related Indemnitee of its intent to do so (a "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnifying Shareholders shall be responsible for the payment of such Indemnitee's reasonable, actual out-of-pocket expenses incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Purchaser within the meaning of Section 8.1(a) hereof. After notice from the Representative, as agent for the Indemnifying Shareholders, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Indemnifying Shareholders shall not be liable to such Indemnitee under this Article VIII for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall have the right to employ one counsel of its choice to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and the Indemnifying Shareholders exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be the responsibility of the Indemnifying Shareholders (and shall constitute Damages incurred or suffered by Purchaser within the meaning of

Section 8.1(a) hereof). If the Representative, as agent for the Indemnifying Shareholders, elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 8.3, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Shareholders (and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by Purchaser within the meaning of Section 8.1(a) hereof). The Representative may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

               (b) In respect of any claim, action, suit or proceeding brought by a taxing authority in respect of Taxes (a "TAX CLAIM"), the Representative, as agent for the Indemnifying Shareholders, shall have the sole right to control any Tax Claim, provided, however, that the Representative shall provide the Indemnitee with copies of all correspondence with any taxing authority in connection with any such Tax Claim and shall keep the Indemnitee reasonably informed of all progress with such taxing authority, and provided further that the Representative shall consult with the Indemnitee in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Indemnitee concerning such Tax Claim so long as the Representative, as agent for the Indemnifying Shareholders, shall ultimately be entitled to control any such Tax Claim concerning any indemnity obligation of the Selling Shareholder. The Representative shall not be entitled to compromise or settle any Tax liability of the Company for any Pre-Closing Date period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the Pre-Closing Date period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

               (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Indemnifying Shareholders (which costs and expenses shall constitute Damages within the meaning of Section 8.1(a) hereof), to defend such Third-Party Claim. If the Third-Party Claim involves a third party with whom Purchaser has a significant on-going or prospective relationship, the Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Indemnifying Shareholders (which costs and expenses shall constitute Damages within the meaning of Section 8.1(a) hereof), to defend such Third-Party Claim; provided that the Indemnifying Shareholders shall not be obligated to pay Damages to the extent it is determined (by agreement between the Representative and Indemnitees or by arbitration or court judgment) that the Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitees.

               (d) Any release of Purchaser Securities in the Escrow Account of any Third Party Claim shall be made upon Joint Instructions to the Escrow Agent.

        8.4 Survival.

                   (a) The representations and warranties of the Indemnifying Shareholders set forth in this Agreement shall survive the Closing and shall continue until eighteen months after the Closing Date; provided however, that the representations and warranties in Section 3.5(b) and 3.19 hereof shall survive for a period of 24 months after the Closing Date; and the representations and warranties in Section 3.8 hereof shall survive until ten
(10) days after the expiration of the relevant statutes of limitations. This
Section 8.4 (a) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 8.4
(a), then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

                (b) The representations and warranties of the Purchaser set forth in this Agreement shall survive the Closing and shall continue until eighteen months after the Closing Date; provided however, that the representations and warranties in Section 4.5 and 4.19 hereof shall survive for a period of 24 months after the Closing Date; and the representations and warranties in Section 4.8 hereof shall survive until ten (10) days after the expiration of the relevant statutes of limitations. This Section 8.4(b) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 8.4 (b), then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

        8.5 Limitations.

               (a) Except as set forth below, no claim for indemnification pursuant to Section 8.1 shall be made unless asserted by a written notice given to the Representative on or before eighteen (18) months from the Closing Date or, in the case of breaches of the representations and warranties in (i) Section 3.5(b) (No Undisclosed Liabilities) or Section 3.19 (Employee Benefit Plans and Compensation), on or before 24 months from the Closing Date, or (ii) Section 3.8 (Tax and Other Returns and Reported), within ten (10) days after the expiration of the relevant statutes of limitation.

               (b) Except as otherwise expressly provided herein, the Indemnnifying Shareholders shall not be liable under this Article VIII unless and until the aggregate amount of Damages incurred or suffered by Indemnitees exceeds $5,000 individually or $50,000 in the aggregate.

               (c) Nothing in this Article VIII shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which Purchaser may be entitled as a result of actual fraud or willful misconduct by the Selling Shareholders; provided however, in no event shall the Indemnifying Shareholder be liable for an amount in excess of $250,000 plus any amount over $85,000 in respect of the settlement of the existing litigation involving the Company (the "MAF Litigation") (plus any amounts that may have been withheld pursuant to the provisions of Section 2.3 hereof and the related provisions of the Securities Escrow Agreement).

        8.6 Release of Escrow.

               (a) If, after 18 months after the Closing Date (the "RELEASE DATE"), shares of the Purchaser's common stock representing the Purchaser Securities still remain in the Escrow Account and (i) the Existing MAF Litigation shall have been settled at a cost no greater than $85,000 and (ii) no other claims for Damages are then pending, then (i) any such securities remaining in the Escrow Account shall be disbursed to the Selling Shareholders in the same ratio as set forth on Schedule 1.1.

               (b) In the event that, at the Release Date, unresolved claims for indemnification shall have been made by Indemnitee, then Purchaser may in good faith, at any time prior to the Release Date, notify the Escrow Agent to such effect in writing, which notice shall describe briefly the nature of each such claim, and the estimated amount, based on the good faith judgment of Purchaser and as determined solely by Purchaser, of the potential liability with respect to each such claim. Purchaser shall promptly deliver to the Representative a copy of such written notice. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by Purchaser to the Representative, but agrees to forward to Representative, promptly, by overnight mail, a copy of the notice received by it. As more fully provided in the Securities Escrow Agreement, the Escrow Agent shall set aside and retain (to the extent available in the then-remaining Escrow Account) as a reserve to cover such claim or claims (such amount so set aside and reserved, as reduced from time to time pursuant to the provisions of this Agreement, being herein called the "ESCROW ACCOUNT RESERVED AMOUNT") the following such number of shares of Common Stock comprising the Purchaser Securities equal to the dollar amount of the Escrow Account Reserved Amount.

        8.7 The Representative.

               (a) The Company and the Indemnifying Shareholders hereby authorize, direct and appoint Coppel to act as sole and exclusive agent, attorney-in-fact and the Representative of the Selling Shareholders, and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Selling Shareholder (which will constitute Damages incurred or suffered by Purchaser within the meaning of
Section 8.1(a) hereof) and making any and all determinations) which may be required or permitted by this Agreement or any Related Agreement to be taken by the Indemnifying Shareholders or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the Escrow Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on the Indemnifying Shareholders as if the Indemnifying Shareholders personally had taken such action, exercised such rights, power or authority or made such decision or determination in the Indemnifying Shareholders' individual capacity. Notwithstanding any other provision of this Agreement, with respect to the matters covered by Article VIII, (i) the Selling Shareholder irrevocably relinquishes the Indemnifying Shareholders' right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in
Section 8.8(b) below, and (ii) the Indemnifying Shareholders shall not have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, Purchaser or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement and the Securities Escrow Agreement.

               (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without (A) prior written notice to the Selling Shareholder and (B) picking a successor reasonably satisfactory to Purchaser to serve until a successor thereto is elected by the Selling Shareholder. The parties hereby agree that, if Coppel shall cease to be Representative for any reason, Phillip Maffetone shall be his successor. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to Purchaser, may be appointed, pursuant to written action by Indemnifying Shareholders. Any successor to the Representative shall, for purposes of this Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement and the Escrow Agreement.

               (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify Purchaser after retaining any such person.

               (d) The provisions of this Section 8.8 shall in no way impose any obligations on Purchaser (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by Purchaser to the contrary (except any notice of the appointment of a successor Representative approved by Purchaser in accordance with paragraph (b) of this Section 8.8), Purchaser (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Indemnifying Shareholders with respect to, and shall be indemnified by the Selling Shareholders from and against all liability arising out of (any such Indemnifiable amounts constituting Damages within the meaning of Section 8.1(a) hereof) actions, decisions and determinations of the Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Indemnifying Shareholders.

               (e) The Representative shall not be liable to the Indemnifying Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Selling

Shareholder.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated at any time prior to the Closing Date:

               (a) by mutual consent of the Company, the Representative and Purchaser;

               (b) by either the Purchaser, the Representative or the Company if: (i) the Closing Date has not occurred by November 30, 2002 ; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated in this Agreement; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated in this Agreement by any governmental entity that would make consummation of the transactions contemplated in this Agreement illegal;

               (c) by Purchaser or if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated in this Agreement by any Governmental Entity, which would: (i) prohibit Purchaser's ownership or operation of any material portion of the business of the Company or (ii) compel Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser as a result of the transactions contemplated in this Agreement;

               (d) by Purchaser if it is not in material breach of its obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Indemnifying Shareholders and such breach has not been cured within five (5) calendar days after written notice to the Company (provided that no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by the Company if neither it nor the Indemnifying Shareholders is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and such breach has not been cured within five (5) calendar days after written notice to Purchaser (provided that no cure period shall be required for a breach which by its nature cannot be cured);

               (f) by Purchaser if an event having a material adverse effect on the Company shall have occurred after the date of this Agreement; or

               (g) by the Company if an event having a material adverse effect on the Purchaser shall have occurred after the date of this Agreement.

        Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Indemnifying Shareholders or the Company, or their respective officers, directors or shareholders.

        9.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        9.4 Extension; Waiver. At any time prior to the Closing Date, Purchaser, on the one hand, and the Company and the Selling Shareholder, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Purchaser, to:  VITAL LIVING, INC.
                                            5080 North 40th Street
                                            Suite 105
                                            Phoenix, AZ 85018-2147
                                            Attn: Mr. Brad Edson
                                            Telephone 602-952-9909
                                            Facsimile: 602-952-7129

                      with a copy to:       Kelly Lytton & Vann LLP
                                            1900 Avenue of the Stars, Suite 1450
                                            Los Angeles, CA 90067
                                            Attention:  Bruce Vann Esq.
                                            Telephone No.: 310-277-5333
                                            Facsimile No.: 310-277-5953

               if to the Company,
               to:                          MAF BioNutritionals LLC
                                            718 Main Street
                                            Boonton, New Jersey 07005
                                            Attn: William Coppel
                                            Telephone No.: 973 257 5180
                                            Facsimile No.: 973-257-5181

                      with a copy to:       Reed Smith LLP
                                            The Legal Center
                                            One Riverfront Plaza
                                            Newark, NJ 07102
                                            Attention: Gerard S. DiFiore.

                                            Telephone No. 973-621-3179
                                            Facsimile No.: 973-621-3199

               (c) if to the Representative, to:

        10.2 Interpretation. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 Entire Agreement; Assignment. This Agreement, the Company Disclosure Schedule, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder except that the Representative and the Escrow Agent shall have the express rights articulated in Articles VII hereof and in the Escrow Agreement hereto; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Purchaser may assign its rights and delegate its obligations hereunder to any of its affiliates.

        10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal court encompassing the city of Newark, New Jersey, in the case where the Purchaser is the initial Plaintiff, and Phoenix Arizona in the case where the Selling Shareholders are the Plaintiff, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        10.8 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        10.9 Extension; Waiver. At any time, Purchaser, the Selling Shareholder and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                         [SIGNATURES ON FOLLOWING PAGE]


        IN WITNESS WHEREOF, Purchaser, the Company, the Selling Shareholder, the Shareholders' Representative and the Escrow Agent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                        PURCHASER
                                        Vital Living, Inc.


                                        Name:
                                        Title:

                                        COMPANY
                                        MFA Bionutritionals, LLC,


                                        Name:
                                        Title:

SELLING SHAREHOLDERS


   ----------------------------------
   Phil Maffetone, Individually


   ----------------------------------
   Leslie C. Quick, III, Individually


   ----------------------------------
   Thomas C. Quick, Individually


   ----------------------------------
   William Coppel, Individually

   ----------------------------------
   Kenneth Martin, Individually


   ----------------------------------
   Kenneth Glah, Individually

                                   EXHIBIT A
                         SCHEDULE OF SELLING SHAREHOLDER


--------------------------------------------------------------------------------
                                            SHARES OF
                          INTERESTS        COMMON STOCK
  NAME AND ADDRESS        BEING SOLD        INTERESTS          ESCROWED SHARES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT C
                           SECURITIES ESCROW AGREEMENT

                                  EXHIBIT [ ]
                           COMPANY DISCLOSURE SCHEDULE

                                   EXHIBIT J
                       OPINION OF KELLY LYTTON & VANN LLP

                                   EXHIBIT K
                              OPINION OF REED SMITH